UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2007

TB WOOD’S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-14182 (Commission File Number)	25-1771145 (IRS Employer Identification No.)

440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA	17201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:  717-264-7161
No Change

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1 Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 11, 2007

Item 1.01.  Entry Into a Material Definitive Agreement
On February 17, 2007, TB Wood’s Corporation, a Delaware corporation (“TB Wood’s”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Altra Holdings, Inc., a Delaware corporation (“Altra”), Forest Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Altra (“Purchaser”), and TB Wood’s. On March 11, 2007, TB Wood’s, Altra and Purchaser agreed to a technical amendment to the Merger Agreement to permit Altra and Purchaser to exercise the top-up option (the “Top-Up Option”) contained in the Merger Agreement at the time that shares of TB Wood’s common stock are accepted for tender rather than following the closing of the tender offer. The Top-Up Option permits, but does not require, Altra and Purchaser to purchase, at a price per share equal to $24.80, a number of additional shares of TB Wood’s common stock sufficient to cause Altra and Purchaser to own one share more than 90% of the shares of the common stock of TB Wood’s then outstanding, taking into account those shares issued upon the exercise of the Top-Up Option. The exercise of the Top-Up Option is conditioned upon more than 80% of the issued and outstanding shares of TB Wood’s common stock having been validly tendered and not withdrawn. In addition, the number of shares of TB Wood’s common stock to be purchased by Altra and Purchaser upon the exercise of the Top-Up Option may not exceed 19.9% of the shares of TB Wood’s common stock outstanding on the date of the Merger Agreement.
Item 9.01.  Financial Statements and Exhibits
     The following exhibit is filed as part of this report.
2.1	Amendment No. 1 to the Agreement and Plan of Merger among Altra Holdings, Inc., Forest Acquisition Corporation and TB Wood’s Corporation, dated as of March 11, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TB WOOD’S CORPORATION
March 13, 2007	By:	/s/ Joseph C. Horvath
		Name:	Joseph C. Horvath
		Title:	Chief Financial Officer